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                UNITED TENNESSEE BANKSHARES, INC.
                    MANAGEMENT RECOGNITION PLAN

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   Election to Include Value of Restricted Stock in Gross Income
            in Year of Transfer Under Code Section 83(b)

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                 THIS DOCUMENT CONSTITUTES PART OF
                  A PROSPECTUS COVERING SECURITIES
                 THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933

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     The undersigned hereby makes the election permitted under
Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below, and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address, and taxpayer identification or social security number of the undersigned are:

               Name:     ________________________________
               Address:  ________________________________
                         ________________________________
               I.D. No.  ________________________________

2. Description of the property with respect to which the election is being made:

          ____________________(     ) shares of common stock,
          no par value per share, of United Tennessee
          Bankshares, Inc. (hereinafter, the "Common Stock").

3. The date on which the Common Stock was transferred is ______________ ___, 19__. The taxable year to which this election relates is calendar year 19__.

4. The nature of the restrictions to which the Common Stock is subject is as follows:

          The Common Stock is forfeitable until it is earned in accordance with Article VII of the United Tennessee Bankshares, Inc. Management Recognition Plan (the "Plan"). For special rules regarding the vesting of the undersigned's interest in the Common Stock, see Section 7.01 of the Plan.

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Section 83(b) Election
Page 2 of 2

          The Common Stock is non-transferable until the undersigned's interest therein becomes vested and nonforfeitable, pursuant to Section 8.03 of the Plan.

5.  Fair market value:

          The fair market value at the time of transfer
          (determined without regard to any restrictions other then restrictions which by their terms will never lapse) of the stock with respect to which this election is being made is $_____ per share.

6.  Amount paid for Common Stock:

          The amount paid by taxpayer for said Common Stock is $0.00 per share.

7.  Furnishing statement to employer:

          A copy of this statement has been furnished to United Tennessee Bankshares, Inc.

8.  Notice:

          Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions or conditions of the Plan, or the award made thereunder to the undersigned.


Dated: ____________ __, 199__.




                                  ______________________________
                                  Taxpayer/Plan Participant